UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2019

LivaNova PLC
(Exact Name of Registrant as Specified in its Charter)

England and Wales (State or Other Jurisdiction of Incorporation)	001-37599 (Commission File Number)	98-1268150 (IRS Employer Identification No.)

20 Eastbourne Terrace
London, W2 6LG
United Kingdom
(Address of Principal Executive Offices)

+44 20 33250660
(Registrant’s Telephone Number, Including Area Code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

☐

Item 1.01 Entry into a Material Definitive Agreement

On March 26, 2019, LivaNova PLC ("LivaNova") entered into a facility agreement (the "Facility Agreement") with Bank of America Merrill Lynch International DAC, Barclays Bank PLC, BNP Paribas, London Branch and Intesa SanPaolo S.p.A., London Branch as the lenders (together, the "Lenders"), Bank of America Merrill Lynch International DAC, Barclays Bank PLC, BNP Paribas, London Branch and Intesa SanPaolo S.p.A. as the arrangers and bookrunners, Bank of America Merrill Lynch International DAC as documentation agent and co-ordinator and Barclays Bank PLC as the agent (the "Agent").

Pursuant to the Facility Agreement, the Lenders agreed to, among other things, provide a multicurrency term loan facility in an aggregate principal amount of $350 million with a U.S. dollar tranche of US$ 233,333,333 and a euro tranche of EUR 103,016,924.50 (being the euro equivalent of US$ 116,666,667 converted at a fixed exchange rate of 1.1325 euro to one U.S. dollar). The Facility Agreement will terminate on March 26, 2022 (the "Termination Date").

The proceeds of the facility are intended to be used towards general corporate and working capital purposes of LivaNova and its subsidiaries (excluding acquisitions, dividends and share buybacks). The facility became available on March 26, 2019, subject to satisfaction of certain customary conditions precedent including payment of certain upfront fees and evidence of cancellation and repayment in full of the US$70 million revolving facility from Barclays Bank PLC on or before the first utilisation date.

Borrowings under the Facility Agreement will bear interest at a variable annual rate based on LIBOR plus an applicable margin of 1.60 percent per annum for any loan in U.S. dollars, and EURIBOR plus an applicable margin of 1.40 percent per annum for any loan in euros. In addition, a commitment fee of 35% of the applicable margin, an upfront fee and an agency fee are payable in connection with the Facility Agreement. The commitment fee is assessed on the undrawn available commitment amount.

Interest on any loans made under the Facility Agreement will be payable on the last day of each interest period (or on the dates falling at six monthly intervals if any interest period is longer than six months), which is three months or as otherwise agreed with the Agent and all Lenders.

The Facility Agreement contains financial covenants that require LivaNova to maintain a maximum consolidated net debt to 12 month EBITDA ratio tested semi-annually, a minimum interest coverage ratio tested on June 30, for a six month period and on December 31, for a 12 month period and a maximum consolidated net debt to net worth ratio tested semi-annually. LivaNova must also at all times maintain a minimum amount of consolidated net worth. The Facility Agreement also contains customary representations and warranties, covenants, and events of default.

The Facility Agreement restricts (subject to certain exceptions) LivaNova's ability to incur additional financial indebtedness in its subsidiaries, grant security over its assets or provide loans or grant credit. Further, each Lender is entitled to require cancellation of its commitments and prepayment of its participation if there is a change of control of LivaNova or if LivaNova ceases to have control of Sorin Group Italia srl.

Events of default under the Facility Agreement include, among others: (i) non-payment of any amounts due under the Finance Documents (as defined therein) subject to certain grace periods in certain circumstances, (ii) failure to satisfy any financial covenants, (iii) failure to comply with any other provision under the Finance Documents (subject to a 15 business day grace period), (iv) material misrepresentation in any of the Finance Documents, (v) failure to pay, or certain other defaults, under other financial indebtedness, (vi) certain insolvency events or proceedings, (vii) unlawfulness or invalidity of any of LivaNova's obligations under the Finance Documents, (viii) if a material subsidiary of LivaNova suspends or ceases to carry on all or a material part of its business, (ix) if LivaNova ceases to the beneficial owner of 50% of the issued share capital of Sorin Group Italia srl, (x) if LivaNova's auditors qualify the audited annual consolidated financial statements of LivaNova on the grounds of inadequate or unreliable information or being unable to prepare the accounts on a going concern basis, and which would have or would be reasonably likely to have a material adverse effect on the business, operations, property or financial condition of LivaNova and its subsidiaries taken as a whole, the ability of LivaNova to perform its payment obligations or financial covenant obligations under the Finance Documents or the validity or enforceability of the Finance Documents or the rights or remedies of the finance parties thereunder ("Material Adverse Effect"), (xi) if a material subsidiary of LivaNova has its authority or ability to conduct its business curtailed by events such as seizure or expropriation by or on behalf of a governmental, regulatory or other authority, (xii) if LivaNova repudiates the Facility Agreement or any other Finance Document and (xiii) Material Adverse Effect due to litigation or other event or circumstance.

The Facility Agreement is governed by English law.

The foregoing is a summary only and does not purport to be a complete description of all of the terms, provisions, covenants, and agreements contained in the Facility Agreement, and is subject to and qualified in its entirety by reference to the full text of the Facility Agreement, which is filed herewith as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information required by this item is included in Item 1.01 of this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)    Exhibits.

Exhibit	Description

10.1
US$350 million multicurrency term facilities agreement dated March 26, 2019, by and among LivaNova PLC, the lenders, arrangers and bookrunners, documentation agent and co-ordinator parties thereto and Barclays Bank PLC as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LivaNova PLC

Date: March 29, 2019	By:/s/ Catherine Moroz
Name: Catherine Moroz
Title: Company Secretary

4